                                                                     EXHIBIT 4.3

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is entered into as of October 24, 1996, by and among Maintenance Specialists of America, Inc., a Texas corporation (the "Company"), and the Holders as defined herein, to be effective as provided in Section 3.3.

                                    Recitals
                                    --------

     WHEREAS, in connection with the sale and issuance of the common stock, par value $.001 per share (the "Common Stock"), of the Company to certain persons, the Company has agreed to enter into this Registration Rights Agreement.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereby agree as follows:

1.   Certain Definitions.  As used in this Agreement, the following terms shall
     -------------------
have the following respective meanings:

               "best lawful efforts" shall mean the efforts that a prudent business person desirous of achieving a result would use under similar circumstances to ensure that such result is achieved as expeditiously as possible.

               "Cain Holders" shall mean Gordon A. Cain and any transferee(s) of Registrable Securities initially issued to Gordon A. Cain in accordance with that certain Subscription Agreement, dated the date hereof, between the Company and Mr. Cain.

               "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

               "Common Stock" means the Common Stock, par value $.001, of the Company.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "Holders" shall mean those persons listed on Schedule A hereto as
                                                            ----------
     a "Holder" under this Agreement, including the Cain Holders and Management Holders.

               "Initiating Holders" shall have the meaning assigned in Section 2.1(a) of this Agreement.

               "Management Holders" shall mean those persons listed on Schedule
                                                                       --------
     A hereto and identified as "Management Holders" under this Agreement,
     -
     together with the designees identified in their respective Subscription Agreements for issuance of shares.

               "Registrable Securities" means any Common Stock of the Company issued or issuable by the Company to a Holder, and other securities issued or issuable in respect of the above upon any stock split, stock dividend, recapitalization, or similar event; excluding in all cases, however, any Common Stock or other security transferred pursuant to a registration statement, or Rule 144 under the Securities Act.

               The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

               "Registration Expenses" shall mean all expenses, other than Selling Expenses (as defined below), incurred by the Company in complying with Sections 2.1 and 2.2 hereof, including, without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company) and the reasonable fees and disbursements of one counsel for all Holders.

               "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and, except as set forth above, all fees and disbursements of counsel for any Holder.

2.   Registration Rights.
     -------------------

     2.1  Requested Registration.
          ----------------------

          (a)  Request for Registration.  In case the Company shall receive from
               ------------------------
(1) Cain Holders who in the aggregate hold at least 40% of the then outstanding Registrable Securities held by all the Initiating Holders, or (2) Management Holders who in the aggregate hold at least 40% of the then outstanding Registrable Securities held by all of the Management Holders, a written request that the Company effect any registration, qualification or compliance with applicable registration provisions of the Securities Act with respect to shares of Registrable Securities then outstanding (Holders providing such written request shall be the "Initiating Holders"), the Company will:

               (i) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

               (ii) as soon as practicable, use its best lawful efforts to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as may be reasonably required to permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holders joining in such request as are specified in a written request received by the Company within fifteen (15) days after receipt by all of the Holders of such written notice from the Company; provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2.1:

                    (A) In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    (B) Prior to the earlier to occur of (1) five (5) years after the date of this Agreement and (2) the date upon which the Company shall have both (a) sold Common Stock to the public in an underwritten offering at an offering price of at least $5.00 per share (subject to appropriate adjustments for stock splits, dividends, combinations and the like) and at an aggregate offering price to the public of at least $7,500,000, pursuant to an effective registration statement filed with the Securities and Exchange Commission and (b) obtained the listing (or filed an application for the listing) of its shares of Common Stock on a national securities exchange or the NASDAQ National Market System;

                    (C) During the period starting with the date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date one hundred twenty (120) days immediately following the effective date of, any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to any employee benefit plan), provided that (1) the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective, (2) the registration statement relates to a firm commitment underwriting and the Initiating Holders were provided an opportunity to include shares in such registration statement in accordance with
          Section 2.2 hereof and (3) the Company cannot, pursuant to this
          Section 2.1(a)(ii)(C), delay implementation of a demand for registration more than once in any twelve (12) month period;

                    (D) After the Company has effected one such registration pursuant to this subparagraph 2.1(a) and such registration has been declared or ordered effective; provided, however, that in the event that less than 80% of the shares requested to be registered by the Initiating Holders are in fact registered and sold in connection with any registration, such registration shall not be counted as the registration permitted by this Section 2.1(a)(ii)(D); and provided further that the Cain Holders on the one hand, and the Management Holders, on the other hand, may request three registrations on Form S-3 so long as the Company is eligible to use Form S-3 and the other requirements and limitations of this Section 2.1 are complied with.

                    (E) If the Company shall furnish to such Initiating Holders a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, or that delay in the filing of any registration statement is necessary in light of a pending corporate development, then the Company's obligation to use its best lawful efforts to register, qualify or comply under this Section 2.1 shall be deferred (with respect to any demand for registration hereunder) for a period not to exceed one hundred twenty (120) days from the date of receipt of written request from the Initiating Holders, provided that the Company cannot, pursuant to this Section 2.1(a)(ii)(E), delay implementation of a demand for registration more than once in any twelve (12) month period; or

                    (F) If the registration or qualification requested does not relate to at least 500,000 shares in the aggregate of Registrable Securities held by the Initiating Holders making such request.

          Subject to the foregoing clauses (A) through (F), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders.

          (b) Underwriting.  In the event that a registration pursuant to
              ------------
Section 2.1 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to
Section 2.1(a)(i). In such event, the right of any Holder to registration pursuant to Section 2.1 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 2.1, and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

          The Company shall (together with all Holders and other holders of Company securities who have rights to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Initiating Holders, but subject to the Company's reasonable approval. Notwithstanding anything herein to the contrary, if the managing underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders who have requested to participate in the registration and the number of shares that may be included in the registration and underwriting shall be allocated among all Holders who have requested to participate in the registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each of them at the time of filing the registration statement, but only after eliminating from such registration the securities held by other holders of Company securities whose rights to distribute their securities through such underwriting are junior to those of the Holders, and provided further, that the Registrable Securities held by all Holders that are not Initiating Holders shall be reduced and eliminated from such registration before the reduction or elimination of any Registrable Securities held by any Initiating Holders and the Registrable Securities held by the Initiating Holders shall be reduced only after all Registrable Securities held by other Holders have been eliminated from the underwritten registration. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

          If any Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration, and such Registrable Securities shall be withheld from the market for a period of one hundred twenty (120) days after the effective date of such registration, or such other shorter period of time as the underwriters may require.

          (c) One Demand.  Except as provided in Section 2.1(a)(ii)(D), the Cain
              ----------
Holders on the one hand, and the Management Holders, on the other hand, shall be entitled to obtain, and the Corporation shall be obligated to effect, no more than one effective registration statement under the Securities Act pursuant to this Section 2.1, but the foregoing shall not otherwise restrict such Holders' ability to participate in other registrations initiated by other Holders hereunder.

          (d) Prorata Reductions.  The Company shall be entitled to register
              ------------------
securities for sale for its own account in any registration requested pursuant to this Section 2.1 unless the underwriter shall indicate in writing to the Initiating Holders that the inclusion of the shares to be sold for the account of the Company will adversely affect the registration, the price of the shares to be sold or the number of shares to be sold for the account of the Initiating Holders. Without the consent of the Initiating Holders, the Company may not otherwise cause any other registration of securities for sale for its own account (other than a registration effected solely to implement a stock option plan or other employee benefit plan or a transaction contemplated by Rule 145 of the Commission) to become effective less than ninety (90) days after the effective date of any registration requested pursuant to Section 2.1.

     2.2  Company Registration.
          --------------------

          (a) Notice of Registration.  If at any time or from time to time the
              ----------------------
Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders, other than a (i) a registration relating solely to employee benefit plans, or (ii) a registration relating solely to a Rule 145 transaction, the Company will:

              (i)  promptly give to each Holder written notice thereof, and

              (ii) use its best lawful efforts to include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from the Company, by any Holder.

          (b) Underwriting.  If the registration of which the Company gives
              ------------
notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 2.2(a)(i). In such event the right of any Holder's participation in such underwriting, and the inclusion of Registrable Securities in the underwriting shall be limited to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into any underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company.

          Notwithstanding anything herein to the contrary, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit some or all of the Registrable Securities that may be included in the registration and underwriting as follows: the securities held by holders of Company securities whose rights to distribute their securities through such underwriter are junior to the Holders shall be cut back first in proportion to their respective holdings to the extent required by such limitation; thereafter, if a limitation is still required after eliminating the securities held by holders of Company securities whose rights to distribute their securities through such underwriter are junior to the Holders in their entirety from such registration, the number of Registrable Securities that may be included in the registration and underwriting by Holders shall be cut back, as nearly as practicable, in proportion to the respective amounts of Registrable Securities then held by such Holders to the extent required by such limitation. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocable to any Holder to the nearest one hundred (100) shares.

          If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter, delivered not less than seven days before the effective date. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration, and shall be withdrawn from the market for a period of one hundred twenty (120) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

          (c)  Right to Terminate Registration. The Company shall have the right
               -------------------------------
to terminate or withdraw any registration initiated by it under this Section 2.2 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

     2.3  Limitations on Subsequent Registration Rights.  The Company agrees and
          ---------------------------------------------
covenants that it will not grant or allow any persons any registration rights with respect to any securities of the Company which are superior to the rights granted hereunder without the prior written consent of the holders of at least 80% of the outstanding shares of Registrable Securities in which event the additional holders may be added as parties to this Agreement with regard to any or all securities of the Company held by them. Any such additional parties shall execute a counterpart of this Agreement and, upon such execution by each additional party and the Company, each additional party shall be considered a Holder for all purposes of this Agreement. The additional parties and the additional Registrable Securities shall be identified in an amendment to this Agreement. In the event that the Company authorizes registration rights which are superior in any way to those granted herein to the Holders without such prior written consent, the Holders shall be entitled to the same rights.

     2.4  Expenses of Registration.  All Registration Expenses shall be borne by
          ------------------------
the Company. Unless otherwise stated, all Selling Expenses relating to securities registered on behalf of the Holders shall be borne by the Holders pro rata on the basis of the number of shares so registered.

     2.5  Registration Procedures.  In the case of each registration,
          -----------------------
qualification or compliance effected by the Company pursuant to this Agreement the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the Company will:

          (a) Prepare and file with the Commission a registration statement with respect to such securities and use its best lawful efforts to cause such registration statement to become and remain effective for at least ninety (90) days or until the distribution described in the Registration Statement has been completed;

          (b) Furnish to each underwriter such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such underwriter may reasonably request in order to facilitate the public sale of the shares by such underwriter, and promptly furnish to each underwriter and Holder notice of any stop-order or similar notice issued by the Commission or any state agency charged with the regulation of securities; and

          (c) Use its best lawful efforts to cause all Registrable Securities to be listed or authorized for inclusion on each securities exchange or similar trading system on which similar securities issued by the Company are then listed or authorized for trading.

     2.6  Indemnification.
          ---------------

          (a) To the extent permitted by law, the Company will indemnify each Holder participating in a registration pursuant to this Agreement, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, to the extent such expenses, claims, losses, damages or liabilities arise out of or are based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers and directors, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), provided further, that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Holder, controlling person or underwriter specifically for use therein. Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed with the Commission pursuant to Rule 424 of the Commission, the indemnity agreement herein shall not inure to the benefit of any underwriter or (if there is no underwriter) any Holder if a copy of the final prospectus filed pursuant to Rule 424 was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

          (b) To the extent permitted by law, each Holder will, if Registrable Securities owned by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement by such Holder of a material fact, which statement is made by such Holder within one hundred twenty (120) days of the effective date of such registration statement and is contained in any such registration statement, prospectus, offering circular or other document, or any omission by such Holder (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by such Holder of any rule or regulation promulgated under the Securities Act applicable to such Holder and relating to action or inaction required of such Holder in connection with any such registration, qualification or compliance, and such Holder will reimburse the Company, such other Holders, such directors, officers, underwriters or control persons for any legal or other expenses reasonably incurred in connection with defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by such Holder specifically for use therein; provided, however, that the indemnity contained herein shall not apply to amounts paid in settlement of any claim, loss, damage, liability or expense if settlement is effected without the consent of the Holder from whom such payment is sought (which consent shall not be unreasonably withheld). Notwithstanding the foregoing, the liability of each Holder under this subsection (b) shall be limited to an amount equal to the net proceeds from the sale of the shares sold by such Holder, unless such liability arises out of or is based on intentional misstatements by such Holder. In addition, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the Commission at the time the registration statement becomes effective or in the final prospectus filed pursuant to Rule 424 of the Commission, the indemnity agreement herein shall not inure to the benefit of the Company, any underwriter or (if there is no underwriter) any other Holder if a copy of the final prospectus filed pursuant to Rule 424 was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

          (c) Each party entitled to indemnification under this Section 2.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action and provided further, that the Indemnifying Party shall not assume the defense for matters as to which there is a conflict of interest or separate or different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified Party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. No Indemnified Party shall consent to entry of any judgment or enter into any settlement without the consent of each Indemnifying Party.

          (d) If the indemnification provided for in this Section 2.6 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and all shareholders offering securities in the offering (the "Selling Shareholders") on the other from the offering of the Company securities, or (ii) if the allocation provided by the clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Selling Shareholders on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Selling Shareholders on the other shall be the net proceeds from the offering (before deducting expenses) received by the Company on the one hand and the Selling Shareholders on the other. The relative fault of the Company on the one hand and the Selling Shareholders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Selling Shareholders and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Selling Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 2.6(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 2.6(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with defending any such action or claim, subject to the provisions of Section 2.6(c) hereof. Notwithstanding the provisions of this Section 2.6(d) or any other provision of this Article 2, no Holder shall be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the net proceeds received in the offering by such Holder. No person guilty of fraudulent misrepresentation (within the meaning of the Securities
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) Notwithstanding the foregoing provisions of this Section 2.6, if pursuant to an underwritten public offering of capital stock of the Company, the Company, the selling shareholders and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification among the parties thereto in connection with such offering, the indemnification provisions of this Section 2.6, to the extent they are in conflict therewith, shall be deemed inoperative for the purpose of such offering, except as to any parties to this Agreement who are not parties to such subsequent underwriting or purchase agreement.

     2.7  Certain Information.
          -------------------

          (a) As a condition to exercising the registration rights provided for herein, each Holder, with respect to any Registrable Securities included in any registration, shall furnish the Company such information regarding such Holder, the Registrable Securities and the distribution proposed by such Holder as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in Section 2.

          (b) The failure of any Holder to furnish the information requested pursuant to Section 2.7(a) shall not affect the obligation of the Company under
Section 2 to the remaining Holder(s) who furnish such information unless, in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the legality of the Registration Statement or the underlying offering.

          (c) Each Holder, with respect to any Registrable Securities included in any registration, shall cooperate in good faith with the Company and its underwriters, if any, in connection with such registration, including placing such shares in escrow or custody to facilitate the sale and distribution thereof.

          (d) Each Holder, with respect to any Registrable Securities included in any registration, shall make no further sales or other dispositions, or offers therefor, of such shares under such registration statement if, during the effectiveness of such registration statement, such Holder is informed that an intervening event has occurred which, in the opinion of counsel to the Company, makes the prospectus included in such registration statement no longer comply with the Securities Act until such time as such holder has received from the Company copies of a new, amended or supplemented prospectus complying with the Securities Act.

     2.8  Rule 144 Reporting.  With a view to making available the benefits of
          ------------------
certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its best lawful efforts to:

          (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Exchange Act;

          (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

          (c) So long as a Holder owns any Registrable Securities, to furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration. In addition, if at any time following the effective date of the first registration of any of the Company's securities under the Securities Act the Company shall cease to be subject to the requirements of
Section 15(d) of the Exchange Act, the Company will make available to any of the Holders the information required by Rule 15c2-11(a)(4) of the Exchange Act (or any corresponding rule hereafter in effect).

     2.9  Transfer of Registration Rights.  The rights granted to a Holder
          -------------------------------
hereunder may be assigned to a transferee or assignee in connection with any transfer or assignment of Registrable Securities by Holder provided that: (i) such transfer is otherwise effected in accordance with applicable securities laws, (ii) the Holder notifies the Company in writing prior to the transfer or assignment and the assignee or transferee agrees in writing to be bound by the provisions of this Agreement, and (iii) such transfer is not pursuant to a registration statement under the Securities Act or Rule 144 promulgated under the Securities Act.

     2.10 Standstill Agreement.  Each Holder agrees, so long as such Holder
          --------------------
holds at least five percent (5%) of the Company's outstanding voting equity securities and upon request of the underwriters managing each of the first three underwritten public offerings of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any equity securities of the Company (other than those included in the registration) without the prior written consent of such underwriters, for such period of time (not to exceed 120 days) following the effective date of the registration statement relating to each such underwritten public offering as may be requested by the underwriters; provided, that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

3.   Miscellaneous.
     -------------

     3.1  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY
          -------------
THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

     3.2  Successors and Assigns.  Except as otherwise provided herein, the
          ----------------------
provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     3.3  Effective Date, Entire Agreement; Amendment.  Notwithstanding anything
          -------------------------------------------
in this Agreement to the contrary, this Agreement shall not be effective or binding on the Company or the Holders until it has been executed by the Company and persons or entities holding at least two-thirds (2/3) of the outstanding shares of Registrable Securities. Upon its effectiveness as provided herein, this Agreement shall constitute the full and entire understanding and agreement between the parties with regard to the subject hereof. Except as expressly provided herein, this Agreement, or any provision hereof, may be amended, waived, discharged or terminated upon the written consent of the Company and the Holders holding at least 80% of the then outstanding Registrable Securities.

     3.4  Notices, Etc.  All notices and other communications required or
          ------------
permitted hereunder shall be in writing and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger including Federal Express or similar courier service, addressed (a) if to a Holder, at such person's address set forth on the signature page hereof, or at such other address as such party shall have furnished to the Company in writing, or (b) if to the Company, at 1225 North Loop West, Suite 324, Houston, Texas 77008, ATTN: Corporate Secretary, or at such other address as the Company shall have furnished to the other parties hereto.

     Each such notice or other communication shall for all purposes of this Agreement be treated as effective upon receipt.

     3.5  Delays or Omissions.  Except as expressly provided herein, no delay or
          -------------------
omission to exercise any right, power, or remedy accruing to any party to this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party to this Agreement, shall be cumulative and not alternative.

     3.6  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which may be executed by less than all of the parties hereto, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

     3.7  Validity.  In the event that any provisions hereof are held to be
          --------
invalid, illegal or against public policy, the remaining provisions hereof shall not be affected thereby. In such event, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible with respect to those provisions which were held to be invalid, illegal or against public policy.

     3.8  Construction.  Each party to this Agreement has had the opportunity to
          ------------
review this Agreement with legal counsel. This Agreement shall not be construed or interpreted against any party on the basis that such party drafted or authored a particular provision, parts of or the entirety of this Agreement.

     3.9  Titles and Subtitles.  The titles and subtitles used in this Agreement
          --------------------
are used for convenience only and are not considered in construing or interpreting this Agreement.

     IN WITNESS WHEREOF, the undersigned or each of their respective duly authorized officers or representatives have executed this agreement effective as of the date first set forth above.

                                    "COMPANY"

                                    MAINTENANCE SPECIALISTS OF
                                    AMERICA, INC.


                                    By:  /s/    J.Patrick Millinor, Jr.
                                         ---------------------------------------
                                         J. Patrick Millinor, Jr., President


               [SIGNATURES CONTINUED ON THE FOLLOWING TWO PAGES]

                                   "HOLDERS"

ROUSE DECENDENTS TRUST OF 1996
FOR THE BENEFIT OF RYAN
STEPHENS ROUSE                              /s/  ESTHER J. REILING-MARSHALL
                                            -----------------------------------
                                            Address:  1784 Rockwood Place
                                                      Concord, CA  94521
By:/s/  ROBERT LAFERTY
   --------------------------------
     Robert Lafferty, Trustee
     Address:  c/o Insurance
               Network Systems
               8895 North Military Trail    /s/  RACHEL OWENS
                                            -----------------------------------
               Building E, Suite 201        RACHEL OWENS
               Palm Beach Gardens, FL       Address:  1573 Coburg Road#294
               33410                                  Eugene, OR  97401



ROUSE DECENDENTS TRUST OF 1996
FOR THE BENEFIT OF REGAN
ANNE SCHOENEWOLF                            /s/  KENNETH ANDERSON
                                            -----------------------------------
                                            KENNETH ANDERSON
                                            Address:  23007 Holly Hollow
By:/s/  ROBERT LAFFERTY                               Tomball, TX  77375
   --------------------------------
     Robert Lafferty, Trustee
     Address:  c/o Insurance Network
               Systems
               8895 North Military Trail    /s/ PANSY ANDERSON
                                            -----------------------------------
               Building E, Suite 201        PANSY ANDERSON
               Palm Beach Gardens, FL       Address:  23007 Holly Hollow
               33410                                  Tomball, TX  77375


/s/  NAOMI COLEMAN                          /s/ DORRIS REILING
-----------------------------------         -----------------------------------
NAOMI COLEMAN                               DORRIS REILING
Address:  City of Arlington                 Address:  1785 Snowbird Dr., N.W.
          101 West Abrams                             Salem, OR  97304
          Arlington, TX  76010



/s/  JENNIFER L. PARKER                     /s/ LUCIAN L. MORRISON, JR.
-----------------------------------         -----------------------------------
JENNIFER L. PARKER                          LUCIAN L. MORRISON, JR.
Address:  3433 Birch Lane                   Address:  2001 Kirby Drive #1220
          Deer Park, TX  77536                        Houston, TX  77019

PAULA ANN JACHIMIEC TRUST                SARAH ELIZABETH JACHIMIEC TRUST


By:/s/ Chester J. Jachimiec              By:/s/ Chester J. Jachimiec
   --------------------------------      -------------------------------------
     Chester J. Jachimiec, Trustee       Chester J. Jachimiec, Trustee
     Address:  2035 Island Oak           Address:  2035 Island Oak
               Houston, TX  77062                  Houston, TX  77062


/s/ GORDON A. CAIN                       /s/ J. PATRICK MILLINOR, JR.
-----------------------------------      -------------------------------------
GORDON A. CAIN                           J. PATRICK MILLINOR, JR.
Address:  ___________________            Address:  8 Greenway Plaza, Suite 702
          ___________________                      Houston, TX  77046


/s/ RICHAR S. ROUSE                      /s/ RICHARD K. REILING
-----------------------------------      -------------------------------------
RICHARD S. ROUSE                         RICHARD K. REILING
Address:  2318 Twin Grove                Address:  23007 Holly Hollow
          Kingwood, TX  77339                      Tomball, TX  77375


/s/ CHESTER J. JACHIMIEC                 /s/ DARREN MILLER
-----------------------------------      -------------------------------------
CHESTER J. JACHIMIEC                     DARREN MILLER
Address:  2035 Island Oak                Address:  4122 Saint Ives
          Houston, TX  77062                       Sugar Land, TX  77479


/s/ ARTHUR B. GOETZE                     /s/ EDWARD J. HOFFER
-----------------------------------      -------------------------------------
ARTHUR B. GOETZE                         EDWARD J. HOFFER
Address:  9833 Warwana                   Address:  3218 Hillcroft
          Houston, TX  77080                       Houston, TX  77057


 /s/ JAMES FORD
-----------------------------------
JAMES FORD, TRUSTEE
Address:  ________________
          ________________

/s/ JOSEPH FOWLER                         /s/ JAMES T. RASH
--------------------------------          -------------------------------------
JOSEPH FOWLER                             JAMES T. RASH
Address:  ________________                Address:  ______________________
          ________________                          ______________________